                               UNISYS CORPORATION
                      8-1/4% Convertible Subordinated Notes

                                Standby Agreement

                                                              New York, New York
                                                                 October 7, 1997

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

                  Unisys Corporation, a Delaware corporation (the "Company"), intends to call for redemption on October 27, 1997 (the "Redemption Date"), all of its outstanding 8-1/4% Convertible Subordinated Notes due 2000 (the "Notes") at a redemption price of $1,032.50 per $1,000 principal amount of Notes, plus accrued interest of $19.7083 from August 1, 1997 to the Redemption Date, for a total redemption price of $1052.2083 per $1,000 principal amount of Notes (the "Redemption Price"). The Notes are convertible into shares of common stock, $.01 par value per share (the "Common Stock"), of the Company at any time prior to 5:00 p.m., New York City time, on the Redemption Date (the "Conversion Expiration Time").

                  In order to ensure that the Company will have available sufficient funds to redeem any Notes not converted prior to the Conversion Expiration Time, the Company desires to make arrangements pursuant to which Salomon Brothers Inc (the "Purchaser") will, following the Conversion Expiration Time, purchase shares of Common Stock that would have been issuable upon the conversion of the Notes that have not been surrendered for conversion prior to the Conversion Expiration Time.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchaser as set forth below in this Section
1. Certain terms used in this Section 1 are defined in Section 1(g) below.

                        (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-20373) on such Form, including a Basic Prospectus dated February 18, 1997 relating to the Debt Securities, Common Stock, Preferred Stock and Warrants of the Company. The Company may have filed one or more amendments thereto, and may have used a Preliminary Prospectus, each of which previously has been provided to you. Such registration statement, as so amended, has become effective. Although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rule 424(b)(2) or (5) a preliminary prospectus supplement to the Basic Prospectus related to the offering by the Company of the shares of Common Stock issuable upon conversion by the Purchaser of Notes and the sale by the Purchaser of any shares of Common Stock that may be acquired by it as contemplated by this Standby Agreement (this "Standby Agreement" or this "Agreement"). As filed, the Preliminary Final Prospectus shall contain all required information with respect to the Securities and the offering thereof and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time.

                  (b) On the Effective Date, the Registration Statement did, and when each of the Preliminary Final Prospectus and Final Prospectus is first filed (if required) in accordance with Rule 424(b), on the Redemption Date and on the Closing Date, the Preliminary Final Prospectus and Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Preliminary Final Prospectus and Final Prospectus will not, as of their respective dates, on the Redemption Date and on the Closing Date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for inclusion therein.

                  (c) The Notes are convertible into Common Stock at a rate of
97.6801 shares of Common Stock per $1,000 principal amount of Notes. As of the close of business on October 3, 1997, there were outstanding $344,864,000 aggregate principal amount of Notes and the Company has duly authorized the redemption of all outstanding Notes on the Redemption Date at the Redemption Price; by the close of business on the date hereof, all the Notes shall have been duly called for redemption in accordance with the indenture, dated as of June 1, 1992 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"); and the right to convert the Notes into shares of Common Stock will, as a result of such call, expire at the Conversion Expiration Time. A copy of the form of notice of redemption and the related letter of transmittal (collectively, the "Notice of Redemption") has been heretofore delivered to you. The Indenture and the Notes have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Notes.

                  (e) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of Notes into Common Stock.

                  (f) None of the execution and delivery by the Company of this Agreement, the issue and sale of the Securities (as defined in Section 2(b) hereof), the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will breach or result in a default under any law or the charter or by-laws of the Company or the terms of any material indenture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or any material judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                  (g) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "business day" shall have the meaning ascribed to such term in the Indenture. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference into the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus, together with the Basic Prospectus, which describes the Securities and the offering thereof and is used prior to the filing or use of the Final Prospectus. "Final Prospectus" shall mean the final prospectus supplement to the Basic Prospectus, together with the Basic Prospectus (identical in all material respects to the Preliminary Final Prospectus but specifying the precise number of Securities acquired by the Purchaser hereunder), that is first used or filed pursuant to Rule 424(b) after the Execution Time. "Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (h) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole.

                  (j) Each subsidiary listed as a subsidiary in Exhibit 21 to the Company's Annual Report on Form 10-K for the period ended December 31, 1996 (a "Significant Subsidiary") of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole.

                  (k) The Company's capitalization as of June 30, 1997, is as set forth in the Preliminary Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Preliminary Final Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Purchased Securities (as defined in Section 2(b) below) have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be fully paid and nonassessable and free and clear of all liens and restrictions on transfer created by the Company; the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the Indenture, will be fully paid and nonassessable and free and clear of all liens and restrictions on transfer created by the Company; the Purchased Securities have been, or prior to the Closing will be, and the shares of Common Stock issuable upon conversion of the Notes have been, duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Purchased Securities or the shares of Common Stock issuable upon conversion of the Notes.

                  (l) This Agreement has been duly authorized, executed and delivered by the Company.

                  (m) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound, other than any such violation or default that would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as whole.

                  (n) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                  (o) There has not occurred any material adverse change, or any development that would reasonably be expected to cause a material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the Basic Prospectus, and there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are required to be disclosed in the Final Prospectus, other than those set forth in the Preliminary Final Prospectus.

                  (p) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Preliminary Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Preliminary Final Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (q) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

                  2. Purchase of Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

                           (a) The Purchaser agrees to surrender for conversion
into (or exchange for) Common Stock prior to the Conversion Expiration Time all Notes purchased by the Purchaser pursuant to Section 4 hereof or otherwise held by the Purchaser. The shares of Common Stock issued to the Purchaser upon the conversion or exchange of Notes are referred to as the "Conversion Securities."

                           (b) If any Notes have not been surrendered for
conversion prior to 12:00 noon, New York City time, on the Redemption Date, then at the option of the Company, by giving notice in writing to the Purchaser not later than 12:30 p.m. (which date and time may be postponed by agreement between the Purchaser and the Company) on the Redemption Date, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, at a purchase price of $10.7720 per share, such number of shares of Common Stock, subject to the adjustments described below, as shall be specified in such notice (but not in excess of such number of shares of Common Stock as would have been issuable upon the conversion of all Notes not surrendered for conversion prior to 12:00 noon). Payment for such shares by the Purchaser shall be made by 1:15 p.m., New York City time, on the Redemption Date by wire transfer to an account at The Bank of New York payable in same-day funds, which date and time may be postponed by agreement between the Purchaser and the Company (such date and time of payment for such securities being herein called the "Closing Date").

                           No later than 10:00 a.m., New York City time, on the
business day immediately following the Closing Date (the "Share Delivery Date"), the Company shall (i) certify to the Purchaser, which certificate shall be confirmed as to accuracy by The Bank of New York, as to the principal amount of Notes surrendered for conversion prior to the Conversion Expiration Time and the principal amount of Notes redeemed as of the Redemption Date, (ii) pay by wire transfer to an account designated by the Purchaser an amount payable in same-day funds (the "Adjustment") equal to the excess, if any, of (A) the amount paid by the Purchaser to the Company on the Closing Date over (B) the aggregate Redemption Price paid by the Company in respect of Notes redeemed as of the Redemption Date, (iii) pay by wire transfer to an account designated by the Purchaser an amount payable in same-day funds equal to the product of (A) the Adjustment times (B) The Bank of New York's rate on the Closing Date for overnight funds and (iv) deliver to the Purchaser certificates for such number of shares of Common Stock as would have been issuable upon conversion of all Notes not surrendered for conversion prior to the Conversion Expiration Time. The shares of Common Stock issued to the Purchaser on the Share Delivery Date pursuant to this Section 2(b) are referred to as the "Purchased Securities" and, together with the Conversion Securities, the "Securities." Delivery of the Purchased Securities shall be made on or prior to 10:00 a.m. on the Share Delivery Date at such location as the Purchaser shall reasonably designate at least one business day prior thereto. Certificates for the Purchased Securities shall be registered in such names and in such denominations as the Purchaser may request. The Company agrees to have the Purchased Securities available for inspection, checking and packaging by the Purchaser in New York, New York, at such place and time as the Company and the Purchaser shall agree.

                  (c) It is understood that the Purchaser intends to resell the Securities from time to time at fixed prices, negotiated prices and/or prices then prevailing in the open market directly to purchasers thereof, through the facilities of the New York Stock Exchange or otherwise. On or prior to the fifteenth business day after the Redemption Date, the Purchaser shall remit to the Company 50% of the excess, if any, of (i) the aggregate proceeds received by the Purchaser from the sale of Purchased Securities (net of selling concessions, transfer taxes and other expenses of sale) over (ii) an amount equal to $10.7720 multiplied by the number of Purchased Securities sold by the Purchaser. Upon completion of the sale of the Purchased Securities, the Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any Purchased Securities not sold by or for the account of the Purchaser prior to the close of business on the tenth business day after the Redemption Date shall be deemed to have been sold on such tenth business day for an amount equal to the last reported sale price of the Common Stock on such day. Nothing contained herein shall limit the right of the Purchaser, in its sole discretion, to determine the price or prices at which, or the time or times when, any Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

                  3. Compensation. As compensation for the commitment of the Purchaser hereunder, the Company will pay to the Purchaser an amount equal to the sum of (i) $3,628,687 plus (ii) if the aggregate number of Compensable Shares exceeds 1,684,317 shares, an additional $0.32316 per Compensable Share. The term "Compensable Shares" means, collectively, (i) Purchased Securities plus
(ii) any Conversion Securities that are acquired by the Purchaser or that the Purchaser obtained the right to acquire on a date when the last reported sale price of the Common Stock on the New York Stock Exchange was less than $10.7720 per share.

                  Such compensation shall be paid to the Purchaser by wire transfer to an account designated in writing by the Purchaser, payable in same-day funds, (A) if the Purchaser is required to purchase any Purchased Securities, not later than 10:00 a.m. on the Share Delivery Date, or (B) otherwise, as soon as practicable after the Redemption Date (but in no event later than two business days thereafter).

                  4. Additional Purchases. The Purchaser may purchase Notes, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. All Notes so purchased will be converted by the Purchaser into (or exchanged for) Common Stock in accordance with Section 2(a) hereof. The Common Stock acquired by the Purchaser upon conversion (or exchange) of any Notes acquired pursuant to this Section 4 may be sold at any time or from time to time by the Purchaser. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may undertake transactions involving the Common Stock and the Notes, in the open market or otherwise, for long or short account, on such terms as they may deem advisable and they may overallot in arranging sales.

                  5. Agreements. The Company agrees with the Purchaser that:

                        (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Preliminary Final Prospectus and the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchaser of such timely filing. The Company will promptly advise the Purchaser (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Preliminary Final Prospectus and the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Preliminary Final Prospectus or the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                        (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Preliminary Final Prospectus or the Final Prospectus as then supplemented would include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Preliminary Final Prospectus or the Final Prospectus to comply with the Act or Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of Section 5(a) hereof, an amendment or supplement that will correct such statement or omission or effect such compliance and (ii) supply any supplemented Preliminary Final Prospectus or the Final Prospectus to you in such quantities as you may reasonably request.

                        (c) As soon as practicable, the Company will make generally available to its security holders and to the Purchaser an earnings statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                        (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Purchaser or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the transactions contemplated hereby. The Company will pay all transfer taxes as may be imposed on the Purchaser in connection with its purchase of Notes pursuant hereto.

                        (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchaser may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities (or for a period of 120 days after the Redemption Date, if shorter) and will pay all costs and expenses in connection therewith, including the fees and disbursements of the Purchaser's counsel in relation thereto; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                        (f) The Company will mail or cause to be mailed not later than the business day following the date of execution hereof the Notice of Redemption by first-class mail to the registered holders of the Notes on such date, which mailing will conform to the requirements of the Indenture. The Company will not withdraw or revoke the Notice of Redemption or attempt to do so.

                        (g) The Company will direct the Trustee to advise the Purchaser daily of the amount of Notes surrendered for redemption or for conversion on the preceding day.

                        (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Notes.

                        (i) The Company will not, prior to the Redemption Date (and, if the aggregate number of Securities exceeds 5,052,952 shares, for an additional period of 90 days following the Redemption Date), without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce or file for the registration of the offering of, any shares of Common Stock (other than the Purchased Securities and the shares of Common Stock issuable upon conversion of the Notes) or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities pursuant to their terms or the exercise of warrants outstanding at the Execution Time.

                        (j) The Company will cause its officers and directors to not, prior to the Closing Date, without the prior written consent of the Purchaser, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce or file for the registration of the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock.

                        (k) The Company confirms as of the date hereof that it is in compliance with all provisions to Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business With Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Final Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser hereunder to convert Notes into Conversion Securities and to purchase any Purchased Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Redemption Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                        (a) If filing of the Preliminary Final Prospectus or Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), such prospectus and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened.

                        (b) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion of Harold S. Barron, Esq., Senior Vice President, General Counsel and Secretary of the Company, dated the date of this Agreement and the Closing Date, respectively, to the effect that:

                                    (i) The Company and each of its significant
         subsidiaries (as defined in Rule 405 under the Act) have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify could not have a material adverse effect upon the Company or the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Final Prospectus. Except as may be disclosed in the Registration Statement, to the knowledge of such counsel, the Company owns the shares of capital stock of its significant subsidiaries directly, or indirectly through wholly owned subsidiaries, free and clear of any lien, pledge or encumbrance or any claim of any third party.

                                    (ii) The Company's authorized capital stock
         as of June 30, 1997 is as set forth in the Final Prospectus; and the statements in the Final Prospectus under the heading "Description of Capital Stock" fairly summarize in all material respects the legal matters therein described.

                                    (iii) The Securities have been duly and
         validly authorized and, when issued and delivered upon conversion of any Notes in accordance with the Indenture or to the Purchaser against payment therefor pursuant to the Standby Agreement, will be fully paid, nonassessable and free of preemptive rights; the Conversion Securities have been and the Purchased Securities will be as of the Closing Date duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; and the Securities, when so issued and delivered, will conform in all material respects to the description thereof contained in the Final Prospectus.

                                    (iv) This Standby Agreement has been duly
         authorized, executed and delivered by the Company.

                                    (v) Upon the Company's taking the actions
         enumerated in such counsel's opinion, all the Notes will have been duly called for redemption on the Redemption Date and the right to convert the Notes into shares of Common Stock will expire at the Conversion Expiration Time.

                                    (vi) No consent, approval, authorization or
         order of, or filing with, any governmental agency or body or any court is required on the part of the Company for the redemption or conversion of the Notes or the consummation of the transactions contemplated by the Standby Agreement, except such as have been obtained and made under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchaser (as to which such counsel need express no opinion).

                                    (vii) Neither the issue and sale by the
         Company of the Securities, nor the consummation by the Company of any other of the transactions contemplated under the Standby Agreement nor the fulfillment of the terms of the Standby Agreement by the Company will result in a breach or violation of, or constitute a default under, any statute, rule, regulation or order known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or any of its significant subsidiaries, or the charter or by-laws of the Company or the terms of the Indenture, the Notes or any other material agreement or instrument known to such counsel, after due inquiry, and to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the properties of the Company or any of its significant subsidiaries is subject.

                                    (viii) The Registration Statement has become
         effective under the Act as of the date specified in such opinion; any required filing of the Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened by the Commission; and the Registration Statement and the Preliminary Final Prospectus and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

                                    (ix) Such counsel does not know of any legal
         or governmental proceedings required to be described in the Registration Statement which are not described as required or of any contracts or documents of a character required to be disclosed in the Registration Statement or Final Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

                  In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Purchaser, at which the contents of the Registration Statement and Final Prospectus and related matters were discussed and, although, except as set forth in paragraph (i) above, such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Preliminary Final Prospectus and the Final Prospectus and need not make any independent check or verification thereof, during the course of such participation, no facts came to the attention of such counsel that lead such counsel to believe that, as of the Effective Date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of their respective dates, the Preliminary Final Prospectus or the Final Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; it being understood that such counsel need not express a belief with respect to the financial statements, schedules and notes thereto and other financial and statistical data included in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus.

                  In rendering such opinions, such counsel may rely (a) as to matters involving the application of laws of any jurisdiction other than the United States, the Delaware General Corporation Law or the State of New York (it being understood that such counsel's opinion as to matters of laws of the State New York shall be limited to those laws as govern the enforceability of the Indenture and the Notes), to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (b) as to matters of fact, to the extent they deem proper on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this Section 6(b) include any supplements thereto on the Closing Date.

                  (c) On the date of this Agreement and on the Closing Date, the Purchaser shall have received from Simpson Thacher & Bartlett such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) On each Effective Date and on the Closing Date, the Company shall have furnished to the Purchaser a certificate of the Company, signed by the President or any Vice President and a principal financial or accounting officer of the Company, dated the date of delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Preliminary Final Prospectus, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by the Commission; and

                           (iii) since the date of the most recent financial statements included in the Preliminary Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Final Prospectus (exclusive of any supplement thereto).

                  (e) At the Execution Time, on each Effective Date occurring after the Execution Time on which financial information is included or incorporated in the Registration Statement or the date of the Final Prospectus and on the Closing Date, Ernst & Young LLP shall have delivered to the Purchaser a letter or letters, dated as of its delivery date and the Closing Date, respectively, in form and substance satisfactory to the Purchaser, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Preliminary Final Prospectus and Final Prospectus. References to the Final Prospectus in this subsection 6(e) include any supplement thereto at the date of the letter.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Preliminary Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in subsection 6(e) above or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the good faith judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Preliminary Final Prospectus (exclusive of any supplement thereto).

                  (g) The Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                  (h) The Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, on the date of this Agreement or on the Closing Date, as applicable.

                  7. Reimbursement of Purchaser's Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution.

                           (a) The Company agrees to indemnify and hold harmless
the Purchaser, the directors, officers, employees and agents of the Purchaser and each person who controls the Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf the Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                           (b) The Purchaser agrees to indemnify and hold
harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to written information relating to the Purchaser furnished to the Company by or on behalf the Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Purchaser for inclusion in any Preliminary Final Prospectus or the Final Prospectus, and you confirm that such statements are correct.

                           (c) Promptly after receipt by an indemnified party
under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the indemnifying party shall have failed to comply with its obligations under this Section 8 in all material respects and the indemnified party shall have notified the indemnifying party in writing of such failure, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 days after receipt by such indemnifying party of the aforesaid notice and (ii) such indemnifying party shall not have cured such failure in accordance with the requirements of this
Section 8 prior to the date of such settlement.

                           (d) In the event that the indemnity provided in
Section 8(a) or (b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by Company and by the Purchaser from the offering of the Securities; provided, however, that in no case shall the Purchaser (except as may be provided in the agreement among purchasers relating to the offering of the Securities) be responsible for any amount in excess of the fees payable by the Company to the Purchaser pursuant to Section 3 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (i) the principal amount of Notes converted by the Purchaser pursuant to Section 2(a) hereof and (ii) the net amount paid by the Purchaser to the Company at the Closing, and benefits received by the Purchaser shall be deemed to be equal to the total fees payable by the Company to the Purchaser pursuant to Section 3 hereof. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchaser. The Company and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this
Section 8(d).

                  9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company at any time prior to the Closing Date, if prior to such time (a) (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in the Notes shall have been suspended by the Commission or the New York Stock Exchange prior to the Conversion Date, or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Final Prospectus (exclusive of any supplement thereto).

                  10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive the conversion of any Notes and the delivery of and payment for any Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telecopied and confirmed to:

                  If to the Purchaser, addressed to it at:

                           Salomon Brothers Inc
                           Seven World Trade Center
                           New York, New York 10048
                           Attention:  Legal Department
                           Telephone:  (212) 783-5931
                           Facsimile:  (212) 783-2274

                  If to the Company, addressed to it at:

                           Township Line and Union Meeting Roads
                           Blue Bell, Pennsylvania 19424
                           Attention:  Harold S. Barron
                           Telephone:  (215) 986-5299
                           Facsimile:  (215) 986-0624

                  12. Successors. This Agreement will insure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  14. Headings. The headings herein have been inserted for convenience of reference only and are not intended to be part of, or affect the meaning or interpretation of, this Agreement.

                  15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all such counterparts together shall constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Purchaser.

                                                  Very truly yours,

                                                  UNISYS CORPORATION


                                                  By: _______________________
                                                      Name:
                                                      Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON BROTHERS INC



By: _______________________
    Name:
    Title: